Exhibit 10.4

Moringa Acquisition Corp
250 Park Avenue, 7th Floor
New York, New York 10177

February 16, 2020

Moringa Sponsor US L.P.
250 Park Avenue, 7th Floor
New York, New York 10177

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of Moringa Acquisition Corp’s (the “Company”) securities and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Moringa Sponsor US L.P. shall, or shall cause its affiliates to, make available to the Company certain office space, utilities, secretarial support and other administrative support and services as may be required by the Company from time to time, situated at 250 Park Avenue, 7th Floor, New York, New York 10177 (or any successor location). In exchange therefore, the Company shall pay Moringa Sponsor US L.P. the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Moringa Sponsor US L.P. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

MORINGA ACQUISITION CORP

By:	/s/ Gil Maman
	Name:	Gil Maman
	Title:	CFO

AGREED TO AND ACCEPTED BY:

MORINGA SPONSOR US L.P.

By:	/s/ Ilan Levin
	Name:	Ilan Levin
	Title:	Director

[SIGNATURE PAGE TO ADMINISTRATIVE SERVICES AGREEMENT]